UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2019

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(Address of principal executive offices)

(760) 745-9883

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2019, the Board of Directors (the “Board”) of One Stop Systems, Inc., a Delaware corporation (the “Company”), appointed Barbara D’Amato as a director of the Company until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Ms. D’Amato will also serve as a member of the Company’s Compensation Committee.

Ms. D’Amato, 48, is a highly accomplished global deal maker, career banker, financier and operator with 25+ years of experience with a prominent ability to drive rapid growth and value creation through operational leadership, leveraging the power of strategic partnerships, financial and strategic professional and capital markets networks in the US and globally. From 2004 to 2019, Ms. D’Amato was the Founder and CEO of Trilogy Brands Group, a brand development licensing and franchising international growth firm in the retail industry, and Trilogy Capital Corp., an international advisory firm specializing in growth capital and project development to middle market and large companies. Prior to Trilogy, Ms. D’Amato served as Senior Relationship Manager and Team Leader, Vice President and Chief Risk Officer for global multinational banks such as BNP Paribas US and Global Banking, a $2.5 trillion in assets banking group with a presence in over 75 countries, Comerica Bank Commercial Banking, and Bank of America’s Global Capital Markets Group. Ms. D’Amato served as an Advisor to the Board of Directors of TriLinc Global, a leading $1.1 billion global private debt alternative investment fund whose strategy is to generate attractive financial returns and meet the sustainable investment needs of investors by achieving global social, economic and environmental impact worldwide. Ms. D’Amato also currently serves as a director of Globe Photos, Inc., a corporation that acquires, sells, and licenses sports photographic images and reproductions. Ms. D’Amato obtained her bachelor’s degree in International Business from California State University Pomona, and post-graduate degree from Harvard Business School. Ms. D’Amato’s extensive investment and international markets experience, as well as her independence, judgment and exceptional leadership experience makes her a valuable addition to the Board.

There are no arrangements or understandings between Ms. D’Amato and any other person pursuant to which Ms. D’Amato was selected as a director of the Company. Ms. D’Amato is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Ms. D’Amato, or any grants or awards made to Ms. D’Amato, in connection with her election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: November 8, 2019	By:	/s/ Steve Cooper
Steve Cooper
President and Chief Executive Officer